                                  Exhibit 99.1

Name and Address of Reporting Person:          Thomas H. Lee Advisors, LLC
                                               c/o Thomas H. Lee Partners, L.P.
                                               100 Federal Street, 35th Floor
                                               Boston, MA  02110

Issuer Name and Ticker or Trading Symbol:      Ceridian HCM Holding Inc. [CDAY]

Date of Event Requiring Statement
(Month/Day/Year):                              April 25, 2018

                              Footnotes to Form 3

(1) This report is filed by the following Reporting Persons: Thomas H. Lee
Advisors, LLC ("THL Advisors"), Thomas H. Lee Equity Fund VI, L.P. ("THL Equity
VI"); Thomas H. Lee Parallel Fund VI, L.P. ("Parallel Fund VI"); Thomas H. Lee
Parallel (DT) Fund VI, L.P. ("DT Fund VI"); THL Equity Fund VI Investors
(Ceridian), L.P. ("Ceridian I"); THL Equity Fund VI Investors (Ceridian) II,
L.P. ("Ceridian II"); THL Equity Fund VI Investors (Ceridian) III, LLC
("Ceridian III"); THL Equity Fund VI Investors (Ceridian) IV, LLC ("Ceridian
IV"); THL Equity Fund VI Investors (Ceridian) V, LLC ("Ceridian V"),  THL Equity
Fund VI Investors (Ceridian) VI, LP, ("Ceridian VI" and together with Ceridian
I, Ceridian II, Ceridian III, Ceridian IV and Ceridian V, the "Ceridian Funds");
THL Coinvestment Partners, L.P. ("THL Coinvestment"); THL Operating Partners,
L.P. ("THL Operating"); Great-West Investors, L.P. ("Great-West"); and Putnam
Investments Employees' Securities Company III LLC ("Putnam III") (collectively with their affiliates, the "THL Funds"); Thomas M. Hagerty; Soren L. Oberg; and
Gnaneshwar B. Rao. This Form 3 is in two parts and is jointly filed with the
Reporting Persons in both parts. See Remarks.

(2) THL Advisors is the general partner of Thomas H. Lee Partners, L.P. ("THL
Partners"), which in turn is the general partner of THL Coinvestment and THL
Operating. Thomas H. Lee Advisors, LLC is attorney in fact for Great-West
Investors LP and Putnam Investments LLC, which is the managing member of Putnam
III with respect to the shares of common stock they hold. THL Equity VI is the general partner of the Ceridian Funds.  Solely for purposes of Section 16 of the
Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person's pecuniary interest therein.

(4)Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 20,042,252 shares held by THL
Equity VI; 13,571,547 shares held by Parallel Fund VI; 2,370,676 shares held by DT Fund VI; 20,288,508 shares held by Ceridian I; 9,075,067 shares held by Ceridian II; 355,633 shares held by Ceridian III; 508,002 shares held by
Ceridian IV; 108,318 shares held by Ceridian V; 3,005,353 shares held by
Ceridian VI; 136,081 shares held by THL Coinvestment; 43,645 shares held by
THL Operating; 102,571 shares held by Great-West; and 102,486 shares held by
Putnam III.

(5) Messrs. Hagerty, Oberg and Rao are Managing Directors of THL Partners.